                               EXHIBIT 99.(a)(4)

                             FORM OF WEB MATERIALS

WELCOME TO THE LUCENT EXCHANGE OFFER WEB SITE

     The Web site you will visit by clicking one of the options below contains information designed to assist you in learning about the Offer to Exchange Certain Outstanding Common Stock Options. The Web site is NOT a summary of the offer and is NOT the Offer to Exchange. We urge you to carefully read the full text of the Offer to Exchange and related documents before you decide whether to elect to participate in the offer. To view or print the Offer to Exchange, which we have filed with the United States Securities and Exchange Commission, follow the link below. In all instances, the Offer to Exchange will control and govern the eligibility and administration of the offer.

            [VIEW/PRINT THE OFFER TO EXCHANGE]            [CONTINUE]

THE STOCK OPTION EXCHANGE OFFER WILL EXPIRE IN [  ] DAYS

VIEW/PRINT THE OFFER TO EXCHANGE

     The offer document on this site can be viewed or printed only if Adobe Acrobat Reader is installed on your computer. To download Adobe Acrobat Reader for free, go to [web site link], click on "Get Acrobat Reader" and follow the step-by-step instructions.

  THE OFFER TO EXCHANGE

     Select a language from the pull down menu and click go.

     [--Select a language--][Go]

  TAX INFORMATION (FOR COUNTRIES OTHER THAN THE UNITED STATES)

     Select a country from the pull down menu and click go.

     [--Select a country--][Go]

     United States tax information is included in the Offer to Exchange.

                                 LEGAL MATTERS

     This Web site is NOT a summary of the offer and is NOT the Offer to Exchange. Nothing contained in this Web site should be interpreted as making you eligible to participate in the offer. In all instances, the Offer to Exchange will control and govern the eligibility and administration of the offer.

     We have the sole discretion to make the determination as to the propriety of the form and content of all documents submitted pursuant to this offer and the validity, form, eligibility, including timeliness of receipt, and acceptance of elections. Our determination will be final and binding on all parties.

     We also reserve the right to reject any and all of the elections that we determine are (a) not in the proper form or format, (b) not from eligible employees, or (c) not for eligible options. We also make the final determination as to eligible employees. While no election of options for exchange will be deemed to be properly made until all defects or irregularities in your election have been cured within the offer period, we also reserve the right to waive any conditions of this offer or any defects or irregularities. We are not obligated to give notice of any defects or irregularities and we will incur no liability for the failure to provide such notice. Otherwise, we will accept properly and timely elected options for exchange that are not validly withdrawn.

     This is a one-time offer, and we will strictly enforce the offer period and expiration date, subject only to any extensions that we, in our sole discretion, may grant. You should not interpret anything in this communication or in the Offer to Exchange as an offer of employment or a guarantee of continued or future employment with Lucent Technologies Inc.

                       THE LUCENT EXCHANGE OFFER WEB SITE

INFORMATION ABOUT THE STOCK OPTION EXCHANGE OFFER

     This site is intended to provide eligible employees with information about the Stock Option Exchange Offer.

  ARE YOU ELIGIBLE? -- FIND OUT IF YOU ARE. [MORE]

- ABOUT THE OFFER
  - Eligible and excluded options
  - The exchange process
  - The exchange ratios
  - Your election choices
  - The process: step by step
  - Three examples
  - Your new option
  - Questions and answers
- THINGS TO CONSIDER
  - Offer and business risks
  - Tax consequences
  - New vesting schedule
  - New option term
  - Submitting your election
  - Questions and answers

- WHAT HAPPENS TO . . .
  - The options you elect to exchange
  - The options you don't elect to exchange
  - Your options currently priced at $12.14 (the February 21, 2001 '1 for 2' grant)
  - Your options currently priced at $7.07 (the July 27, 2001 "Shares in Success" grant)
  - Shares you own in the ESPP
  - Questions and answers
- WHAT HAPPENS IF . . .
  - You retire
  - You die
  - You leave
  - You're on a Leave of Absence
  - You become disabled
  - You leave for cause or unsatisfactory performance
  - You're affected by a company action
  - We spin off Agere Systems
  - Questions and answers

- STOCK OPTION BASICS
  - What's stock?
  - What's a stock option?
  - What does "vesting" mean?
  - What's a grant price?
  - About taxes
  - About the Lucent ESPP
- VIEW/PRINT THE OFFER TO EXCHANGE
  - The Offer to Exchange
  - Tax consequences

MESSAGE TO ELIGIBLE EMPLOYEES

     Read the special message to eligible employees. [MORE]

KEY DATES

     04/22/2002 -- Offer Period Commences

     04/22/2002 -- Exchange Offer Support Center opens

     05/13/2002 -- Second quarter Form 10-Q expected this week

     05/22/2002 -- Offer period expires at 11:59 p.m. ET, unless we extend the offer period. Last Day to make or withdraw your election.

     05/23/2002 -- Exchanged options are canceled unless we extend the offer period.

     11/25/2002 -- New options expected to be granted

KEY POINT

     This Web site is NOT a summary of the offer and is NOT the Offer to Exchange. Nothing contained in this Web site should be interpreted as making you eligible to participate in the offer. In all instances, the Offer to Exchange will control and govern the eligibility and administration of the offer.

MESSAGE TO ELIGIBLE EMPLOYEES

Improving Lucent's business performance goes hand in hand with retaining and motivating our employees. In that spirit, today we are announcing a Stock Option Exchange Offer that may provide you with an opportunity to realize value from your stock options over a reasonable period of time. Subject to the conditions described in the offer materials, our offer allows you to elect to exchange all or a portion of your current options with a grant price of $12.14 per share or greater (and certain other options, if you elect to participate) in exchange for our promise to grant you a new option for a smaller number of shares at a new grant price on or about November 25, 2002.

Participation in the Exchange Offer is completely your choice and is entirely voluntary. You are not obliged to participate in this offer, and if you do not elect to exchange your eligible options, any options you currently hold will remain subject to their present terms. No person or group inside or outside the company is authorized to advise you about the terms of this offer or whether you should elect to exchange your eligible options.

Please take the time to carefully read the Offer to Exchange and other related materials that we make available to you. To take advantage of this offer, you must properly complete and return the Exchange Offer Election and Withdrawal Form so that we receive your election before 11:59 p.m., Eastern Time, on the date the offer expires, which we currently expect to be May 22, 2002. If we extend the expiration of this offer, we will notify you of the new expiration date.

Many frequently asked questions about this offer are addressed in the offer materials available at [web site link]. If you are in the United
States, you must submit your Exchange Offer Election and Withdrawal Form electronically according to the instructions on this web site. If you are outside the United States, you must fax your Exchange Offer Election and Withdrawal Form to the Lucent Exchange Offer Support Center at +1 (847) 883-4050. If, after reading the materials, you have additional questions, you may contact the Lucent Exchange Offer Support Center by e-mail at [web site link].

Sincerely,

PAMELA O. KIMMET
Senior Vice President
Human Resources

ARE YOU ELIGIBLE?

WHO'S ELIGIBLE

     The offer is open globally to all eligible employees. However, because of local regulatory requirements, we cannot make this offer on the same day to eligible Belgium employees. You are eligible if you:

     - Are actively employed by us or one of our participating subsidiaries;

     - Are actively employed by us continuously from April 22, 2002 through and including the date the offer expires, expected to be May 22, 2002;

     - Are paid directly through our payroll; and

     - Are not on the ineligible list below.

     A list of participating subsidiaries is available in the Offer to Exchange. For a copy, simply click on the View/Print the Offer to Exchange section on this Web site.

KEY POINT

     You should consult (at your own expense) your individual tax, legal, and investment advisors before deciding whether to participate in this offer.

WHO'S NOT ELIGIBLE

     - Members of our board of directors;

     - Executive committee members;

     - Any officer on a company-initiated leave of absence;

     - Employees of Agere Systems Inc., Avaya Inc., the former optical fiber business, and other divested businesses;

     - A leased employee within the meaning of Section 414(n) of the Internal Revenue Code or individuals who do not receive payment for their services directly from the payroll of Lucent or its participating subsidiaries (Non-Employee Workers or Independent Contractors);

     - Employees on Transition Service Agreement; or

     - Employees of non-Lucent companies for whom Lucent is providing payroll services after a sale of their business.

QUESTIONS AND ANSWERS

     The following questions and answers are included in the Offer to Exchange and are presented here for your reference. Other questions and answers are also contained in the Offer to Exchange. Please read the Offer to Exchange thoroughly before reaching any decisions regarding the offer. You can view or print a copy of the Offer to Exchange.

     K.  Who is eligible to participate in this offer?

     L. Will non-United States employees be eligible to participate?

     M. Why are Lucent retirees, Agere Systems Inc. and Avaya Inc. employees not eligible to participate?

  ABOUT THE EXCHANGE OFFER SUPPORT CENTER

     Find out more details on the Exchange Offer Support Center. [MORE]

ABOUT THE OFFER

     We are making a voluntary Stock Option Exchange Offer to eligible employees of Lucent and its participating subsidiaries from April 22, 2002, which is the date that this offer commences, through the expiration date of this offer, which we expect to be May 22, 2002.

     Under this offer, eligible employees may elect to exchange all or a portion of their eligible outstanding vested and unvested common stock options having a grant price of $12.14 per share or greater, other than certain excluded options. We will exchange them for our promise to grant a new common stock option. We will grant this new option after at least six months and a day after we cancel the options you elect to exchange, which we expect to be November 25, 2002.

     The new option will have a new grant price and be for a smaller number of shares determined in accordance with the exchange ratios of the offer. The eligible options have been granted under several employee stock option plans.

     1.  Eligible and excluded options

     2.  The exchange process

     3.  The exchange ratios

     4.  Your election choices

     5.  The process: step by step

     6.  Three examples

     7.  Your new option

     8.  Questions and answers

     If you are eligible, you can elect to exchange your eligible outstanding stock options with grant prices of $12.14 per share or greater. You will have until May 22, 2002 at 11:59 p.m. Eastern Time to elect to exchange your eligible options, unless the expiration of this offer is extended. Eligible options are all or a portion of your outstanding vested and unvested common stock options with a grant price of $12.14 per share or greater, other than certain excluded options. If you elect to participate in the offer, options granted to you after October 21, 2001 will be included in your election, regardless of grant price.

1.  ELIGIBLE AND EXCLUDED OPTIONS

     Eligible options are outstanding options with grant prices of $12.14 per share or greater and granted under the:

     - GSOP -- the 1998 Global Stock Option Plan;

     - 1997 LTIP -- the 1997 Long Term Incentive Plan;

     - 1996 LTIP -- the 1996 Long Term Incentive Program; and

     - Acquired Companies Plans -- the option plans from companies acquired by Lucent, which Lucent assumed.

     Excluded options are those:

     - Granted before the date that is six months and one day prior to the offer date with exercise prices less than $12.14 per share, including the 1996 Global Founders Grant;

     - Granted on August 4, 2000 and August 28, 2000;

     - That have already been exercised; and

     - That are not outstanding.

2.  THE EXCHANGE PROCESS

  HOW THE EXCHANGE WORKS

     If you elect to exchange your options, we expect to cancel the options you elect to exchange on May 23, 2002, unless the expiration of this offer is extended. You will relinquish all rights to options we cancel. We expect to grant new options on or after November 25, 2002. The grant price of your new option will be the fair market value of Lucent stock on the grant date, determined by the average of the high and low selling prices on the New York Stock Exchange. Subject to the terms of the offer, the options you elect to exchange will be exchanged at the exchange ratios described in the offer.

KEY POINT

     Since we will not grant new options until at least six months and one day after we cancel the options you elect to exchange, your new option could have a higher grant price than some or all of your currently outstanding options. If you elect to exchange your options you will, in accordance with the terms of this offer, receive a Promise to Grant New Stock Option for a smaller number of shares than the options you previously held. We expect to grant new options on or about November 25, 2002.

     How you elect to exchange your options depends on whether you have a valid lucent.com e-mail address. If you do, you will receive an e-mail that will direct you to the Exchange Offer Transaction Web Site, a Web-based tool that will allow you to elect to exchange your options using an online election form. Instructions on how to use the Exchange Offer Transaction Web Site and the online Exchange Offer Election and Withdrawal Form are available on that site.

     At the Transaction Web Site, you will be able to view your personal option summary that displays the grant, grant price and number of shares in each of your options. The site is located behind Lucent's firewall, so you will need your NT password to gain access and view your information. If you do not have a valid lucent.com e-mail address or are located outside the U.S., we will send you a package that includes instructions and a paper Exchange Offer Election and Withdrawal Form for you to complete if you wish to participate in the offer.

KEY POINT

     Please review your personal option summary closely and make sure the data reflects your understanding of your holdings. If you believe that the data reflected on your personal option summary is incorrect, please submit an Exchange Offer Support Request. You will need to provide the following: your HRID, and information on the grant or grants that you believe are inaccurate including the grant date, grant price and number of shares.

3.  THE EXCHANGE RATIOS

KEY POINT

     If you choose to elect to exchange your options, all outstanding options that were granted to you after October 21, 2001, regardless of grant price, will also be included in the exchange. You run the risk of electing to exchange an option with a lower grant price for a new option for a smaller number of shares that could be priced higher.

     Here's how the exchange ratios apply:

                                                                  YOU WILL RECEIVE
                                                                  AN OPTION FOR ONE
                                                                  SHARE IN YOUR NEW
IF THE OPTION THAT YOU ELECT TO EXCHANGE HAS A GRANT PRICE OF:    GRANT FOR EVERY:
--------------------------------------------------------------  ---------------------
$50.00 or above.......................................             6 shares exchanged
$40.00 to $49.9999....................................             4 shares exchanged
$25.00 to $39.9999....................................             2 shares exchanged
$12.14 to $24.9999....................................          1.25 shares exchanged

     If you participate in this offer, you must also elect to exchange all outstanding options granted to you after October 21, 2001, regardless of grant price. These options will be exchanged at a ratio of 1 to 1. If there is any fractional share remaining after the total number of shares in the new grant has been determined in the manner described above, it will be rounded up to a whole share.

4.  YOUR ELECTION CHOICES

     The offer provides five election choices. Four of the election choices are based on prices of your individual grants. The fifth election choice allows you to either withdraw an election previously submitted or indicate your decision not to elect to exchange your options. REMEMBER, THE SPECIAL GRANT ISSUED ON AUGUST 4, 2000 OR AUGUST 28, 2000, AND THE $7.07 JULY 27, 2001 SHARES IN SUCCESS GRANT ARE EXCLUDED FROM THE OFFER.

      YOUR ELECTION CHOICE                   WHAT IT DOES
      --------------------                   ------------

ELECTION CHOICE A                  You'll elect to exchange your
                                   options priced at $12.14 per
-- Exchange all of your options    share and all other eligible
with grant prices of $12.14 and    grants priced higher. You also
greater and exchange all           will exchange all outstanding
outstanding options that were      options that were granted to you
granted to you after October 21,   after October 21, 2001 in
2001, regardless of grant price,   accordance with the terms of the
in accordance with the terms of    offer.
the offer.

ELECTION CHOICE B                  Your current options with grant
                                   prices up to and including $12.14
-- Exchange all of your options    per share will not be affected
with grant prices greater than     and you'll elect to exchange all
$12.14 and exchange all            other eligible grants priced
outstanding options that were      higher. You also will exchange
granted to you after October 21,   all outstanding options that were
2001, regardless of grant price,   granted to you after October 21,
in accordance with the terms of    2001 in accordance with the terms
the offer.                         of the offer.

ELECTION CHOICE C                  Your current options with grant
                                   prices up to and including
-- Exchange all of your options    $16.0313 per share will not be
with grant prices greater than     affected and you'll elect to
$16.0313 and exchange all          exchange all other eligible
outstanding options that were      grants priced higher. You'll also
granted to you after October 21,   exchange all outstanding options
2001, regardless of grant price,   that were granted to you after
in accordance with the terms of    October 21, 2001 in accordance
the offer.                         with the terms of the offer.

ELECTION CHOICE D                  Your current options with grant
                                   prices up to and including $30.00
-- Exchange all of your options    per share will not be affected
with grant prices greater than     and you'll elect to exchange all
$30.00 and exchange all            other eligible grants priced
outstanding options that were      higher. You will also exchange
granted to you after October 21,   all outstanding options that were
2001, regardless of grant price,   granted to you after October 21,
in accordance with the terms of    2001 in accordance with the terms
the offer.                         of the offer.

ELECTION CHOICE E                  Indicates your decision not to
                                   elect to participate in the
-- Exchange no options.            offer, or withdraws any previous
                                   election choice you made.

KEY POINTS

  - When the offer expires, the last properly completed and submitted election form we receive from you before the expiration of the offer will be binding and irrevocable.

  - You do not need to take any action if you decide not to elect to exchange any options, unless you wish to reverse a previously submitted form.

  - You can choose Election Choice E if you elect not to exchange your options or if you change your mind and wish to withdraw your previously submitted election.

  - If you change your mind and wish to switch your election choice, you need to complete a new Exchange Offer Election and Withdrawal Form and submit your new choice. You do not need to select Election Choice E to resubmit your new choice. Your new selection will override your previous one.

  - Your last properly completed election form that we receive before the expiration of the offer will be binding and irrevocable.

5.  THE PROCESS: STEP BY STEP

  STEP ONE

     Determine the NUMBER OF OPTIONS ELIGIBLE for the offer. Options granted to you after October 21, 2001 will be included in your election.

  STEP TWO

     Calculate the NUMBER OF SHARES YOU HOLD IN YOUR ELIGIBLE OPTIONS including the total number of outstanding options you may have in any grants you received after October 21, 2001.

  STEP THREE

     Apply the exchange ratios to determine the number of shares in your new grant. Options granted to you after October 21, 2001 will be exchanged on a one-for-one (1:1) basis.

  STEP FOUR

     You then can DECIDE WHICH ELECTION CHOICE IS RIGHT FOR YOUR PARTICULAR SITUATION. The offer provides five election choices. Each election choice (except Election Choice E) may result in a different number of options being exchanged, and a different number of shares in your new option.

KEY POINT

     If there is any fractional share remaining after the total number of shares in the new grant has been determined, it will be rounded up to the next whole share.

  STEP FIVE

     Take action and ELECT AN ELECTION CHOICE (A, B, C, OR D) OR DECIDE NOT TO TAKE ACTION. If you are a U.S. employee with a valid lucent.com e-mail address, have access to a company-supplied computer and you wish to elect to exchange, you will be required to complete an online Exchange Offer Election and Withdrawal Form through the Transaction Web Site.

     If you do not have a valid lucent.com e-mail address, access to a company-supplied computer, or are a non-U.S. employee and wish to elect to exchange, you will be required to complete a paper Exchange Offer Election and Withdrawal Form and fax it to the Lucent Exchange Offer Support Center. The paper form will be included in the package that will be delivered to you.

     You can change your election as many times as you like as long as we receive your election before the offer expires on May 22, 2002 at 11:59 p.m. Eastern Time unless we extend the offer period. The last day you can elect not to exchange through the offer or withdraw your election (Election Choice E) is May 22, 2002 at 11:59 p.m. Eastern Time, unless we extend the offer period. Your last properly completed and submitted election form that we receive before the expiration of the offer will be binding and irrevocable.

6.  THREE EXAMPLES

     The three examples that follow may help you visualize how the offer may apply to your personal situation.

PLEASE NOTE THAT THESE EXAMPLES ARE PRESENTED ONLY FOR ILLUSTRATIVE PURPOSES AND DO NOT REPRESENT OR PREDICT THE ACTUAL RESULT OF THE OFFER IN YOUR PARTICULAR CIRCUMSTANCES.

     - Example with three option grants

     - Example with six option grants

     - Example with 12 option grants

7.  YOUR NEW OPTION

     Under the terms of the offer, your new stock option will be granted under the 1997 Long Term Incentive Plan or the 1996 Long Term Incentive Program, if you are an officer of the company.

  GRANT PRICE, VESTING SCHEDULE AND EXPIRATION DATE

     Your new option will have a new grant price, a new vesting schedule and new expiration date that are different from your canceled options.

     The grant price of your new option will be the fair market value of Lucent stock on the grant date, determined by the average of the high and the low selling price on the New York Stock Exchange.

     Your new option will vest in the following manner if you continue to be employed with us:

     - 0% of the new option grant will vest on the date of grant;

     - 20% of the new option grant will vest six months after the date of grant; and

     - 20% of the new option grant will vest every six months thereafter.

     Your new option will expire on the day prior to the fifth anniversary (sixth anniversary for France employees) of the grant date.

     As an example, let's assume the new option of 2,500 shares is granted on November 25, 2002.

                   THIS PORTION    THIS PORTION     THIS AMOUNT
  ON THIS DATE      WILL VEST     WILL BE VESTED   WILL BE VESTED             HOW VESTING APPLIES
-----------------  ------------   --------------   --------------   ----------------------------------------
November 25, 2002       0%               0%             0 shares    No shares will vest on the date of grant
May 25, 2003           20%              20%           500 shares    20 percent will vest six months after
                                                                    the date of grant
                                                                    (2,500 X 20 percent = 500 shares)
November 25, 2003      20%              40%         1,000 shares    An additional 20 percent will vest 12
                                                                    months after the date of grant
May 25, 2004           20%              60%         1,500 shares    An additional 20 percent will vest 18
                                                                    months after the date of grant
November 25, 2004      20%              80%         2,000 shares    An additional 20 percent will vest 24
                                                                    months after the date of grant
May 25, 2005           20%             100%         2,500 shares    The new option grant will be fully
                                                                    vested 2 1/2 years after the date of
                                                                    grant

     If you elect to exchange any of your options in accordance with the terms of the offer, here's what you can expect:

     - Exchanged options would be canceled on May 23, 2002 unless we extend the expiration of the offer period.

     - We expect to provide you with a Promise to Grant New Stock Option, promptly after your exchanged options are canceled.

     - We expect to grant your new option on or about November 25, 2002.

     - Within two months after November 25, 2002, we expect to make the new stock option agreement available to you.

8.  QUESTIONS AND ANSWERS

     The following questions and answers are included in the Offer to Exchange and are presented here for your reference. Other questions and answers are also contained in the Offer to Exchange. Please read the Offer to Exchange thoroughly before reaching any decisions regarding the offer. You can view or print a copy of the Offer to Exchange.

       A.  What is this offer?

       B.  Why are we making this offer?

       C.  Is the offer voluntary?

       D.  What will I receive in exchange for the options canceled?

       F.  If I decide to participate, can I choose which options to exchange?

       G.  Why can't you just grant me additional options now?

       H.  Why can't Lucent just re-price my options?

        J. How did you determine the exchange ratios and why aren't all the exchange ratios one to one?

        N.  What will be the grant price of my new option?

       O.  What options are eligible for exchange in this offer?

       P.  What options are excluded from this offer?

       Q. Why is $12.14 the minimum grant price of options that can be exchanged?

       R. Why are the August 4, 2000 grant, the August 28, 2000 grant, and the 1996 Global Founders Grant not included in this offer?

       S. How do I participate in, or withdraw from, this offer and when is the election deadline?

       T.  May I change my election?

       V.  What are the key dates?

      AA.  Will you notify me if this offer changes?

       BB.  What are the conditions to this offer and grant of new options?

       CC.  Is this offer a stock option re-pricing?

       DD. Why can't I receive my new option immediately after the expiration date of this offer?

       EE. Why do I have to cancel my options granted after October 21, 2001 if I elect to exchange any options in this offer?

       FF. If I am eligible to participate in this offer, when will I receive my new option?

       HH.  If I participate, what will happen to the options that I exchange?

       II.  How will I know that Lucent has accepted my options for exchange?

       JJ.  When will my new option vest?

      KK.  When will I be able to exercise my new option?

       LL.  What will be the term of my new option and when will it expire?

       MM. If I elect to exchange, do I have to give up vested options for a new unvested option?

       NN. Will my new options be incentive stock options or non-statutory stock options?

       PP. What happens if the fair market value of Lucent common stock on the date of grant of the new options is higher than the grant price of the canceled options?

       SS. What do our company management and our board of directors think of this offer?

THINGS TO CONSIDER

     1.  Offer and business risks

     2.  Tax consequences

     3.  New vesting schedule

     4.  New option term

     5.  Submitting your election

     6.  Questions and answers

1.  OFFER AND BUSINESS RISKS

     Before you decide whether or not to participate in this offer, you should carefully read and consider all portions of this offer, including the risks relating to our business and the risks that are specifically related to this offer which is available in the Offer to Exchange. You can print a copy from this Web site simply by clicking on Print the Offer to Exchange. We recommend that you also review our filings with the SEC. We encourage you to carefully consider the risks and speak with an investment and tax advisor as necessary before deciding to participate in the offer. You can view or print a copy of the Offer to Exchange.

2.  TAX CONSEQUENCES

     You should refer to the tax section in the Offer to Exchange, including the tax consequences in the various countries that may apply to you. You can view or print a copy of the Offer to Exchange. Eligible non-U.S. employees will find a general summary of country-specific tax consequences of this offer in Appendix C of the Offer to Exchange.

     These summaries are general in nature, not necessarily complete and may not apply to your specific circumstances. Please consult with a tax advisor in your own country on the tax consequences of participating in this offer. If you are eligible for this offer because you live or work in one country but are also affected by the tax laws in another country, you should be aware that there may be other tax and social insurance requirements that may apply to your situation.

3.  NEW VESTING SCHEDULE

     Your new option will have a new vesting schedule that is different from your canceled options. Your new option will vest in the following manner if you continue to be employed with us:

     - 0% of the new option grant will vest on the date of grant;

     - 20% of the new option grant will vest six months after the date of grant; and

     - 20% of the new option grant will vest every six months thereafter.

     Your new option will expire on the day prior to the fifth anniversary (sixth anniversary for France employees) of the grant date.

     As an example, let's assume the new option of 2,500 shares is granted on November 25, 2002.

                   THIS PORTION    THIS PORTION     THIS AMOUNT
ON THIS DATE        WILL VEST     WILL BE VESTED   WILL BE VESTED             HOW VESTING APPLIES
------------       ------------   --------------   --------------             -------------------
November 25, 2002        0%              0%             0 shares    No shares will vest on the date of
                                                                    grant
May 25, 2003            20%             20%           500 shares    20 percent will vest six months after
                                                                    the date of grant (2,500 X 20 percent =
                                                                    500 shares)
November 25, 2003       20%             40%         1,000 shares    An additional 20 percent will vest 12
                                                                    months after the date of grant
May 25, 2004            20%             60%         1,500 shares    An additional 20 percent will vest 18
                                                                    months after the date of grant
November 25, 2004       20%             80%         2,000 shares    An additional 20 percent will vest 24
                                                                    months after the date of grant
May 25, 2005            20%            100%         2,500 shares    The new option grant will be fully
                                                                    vested 2 1/2 years after the date of
                                                                    grant

4.  NEW OPTION TERM

     Your new option will have a new expiration date that is different from your canceled options and will expire on the day prior to the fifth anniversary (sixth anniversary for France employees) of the grant date. If you do not exercise your option before the expiration date, you will lose the right to do so and will forfeit your option. Your new option is expected to be issued to you on or after November 25, 2002. If your new option is issued on November 25, 2002, your new option will have an expiration date of November 24, 2007 (or November 24, 2008 in France).

KEY POINT
Some or all of the options you may elect to exchange may have a remaining term of more than five years.

5.  SUBMITTING YOUR ELECTION

     You may elect to participate in this offer by properly completing the Exchange Offer Election and Withdrawal Form. This form contains instructions for its completion and directions for executing and delivering it to us. In order for your agreement to exchange your options to be valid, you must comply with these instructions before the deadline.

     If you do not deliver your properly completed Exchange Offer Election and Withdrawal Form so that we receive it before the expiration of this offer, then you will not participate in the option exchange, and all stock options currently held by you will remain intact at their original price and subject to their original terms.

  SUBMITTING ELECTRONICALLY

     If you are an eligible United States employee holding eligible options who has a valid lucent.com e-mail address and access to a company-supplied computer, you may only elect to exchange electronically by accessing our Web site at [web site link], and properly completing and executing the Exchange Offer Election and Withdrawal Form. You must electronically submit your Exchange Offer Election and Withdrawal Form to the Lucent Exchange Offer Support Center so that we receive it before the offer expires.

     - It is your responsibility to make sure that we receive your properly completed Exchange Offer Election and Withdrawal Form before the offer expires.

     - You may elect to exchange your options at any time before the offer expires. If you wish to submit your election or change a previously submitted election, you should do so without delay. We expect a high volume of traffic during the last few days of the offer.

     - If you delay submitting your election or withdrawal, you may experience slow system performance due to the anticipated heavy traffic. You may have difficulty gaining access to the system or submitting your Exchange Offer Election or Withdrawal Form. As a result, you may not be able to submit your form in time for us to receive it before the offer expires.

  SUBMITTING BY FAX

     If you are an eligible U.S. employee holding eligible options and you are:

     - covered by a collective bargaining agreement;

     - on a company-approved leave of absence;

     - on short-term disability; or

     - you do not have a valid lucent.com e-mail address;

you may also elect to exchange by faxing your properly completed Exchange Offer Election and Withdrawal Form to the Lucent Exchange Offer Support Center at 1-847-883-4050. You must submit your Exchange Offer Election and Withdrawal Form to the Lucent Exchange Offer Support Center so that we receive it before the offer expires.

     If you are an eligible non-United States employee holding eligible options, you may elect to exchange by faxing your properly completed Exchange Offer Election and Withdrawal Form to the Lucent Exchange Offer Support Center at +1-847-883-4050. Your election will not be valid unless you execute a paper version of the Exchange Offer Election and Withdrawal Form and submit it in accordance with its instructions to the Lucent Exchange Offer Support Center so that we receive it before the offer expires.

KEY POINT

Please note that you may withdraw from this offer or change the category of options you elect to exchange at any time before the expiration date by completing, executing and submitting another Exchange Offer Election and Withdrawal Form. However, you cannot change any choice you have made after 11:59 p.m. on the expiration date. Your most recent properly completed Exchange Offer Election and Withdrawal Form received by us before the offer expires will invalidate and supersede all previously delivered forms.

6.  QUESTIONS AND ANSWERS

     The following questions and answers are included in the Offer to Exchange and are presented here for your reference. Other questions and answers are also contained in the Offer to Exchange. Please read the Offer to Exchange thoroughly before reaching any decisions regarding the offer. You can view or print a copy of the Offer to Exchange.

     S. How do I participate in, or withdraw from, this offer and when is the election deadline?

     T.  May I change my election?

     U.  What risks should I consider?

     II.  How will I know that Lucent has accepted my options for exchange?

     JJ.  When will my new option vest?

     KK.  When will I be able to exercise my new option?

     LL.  What will be the term of my new option and when will it expire?

     MM. If I elect to exchange, do I have to give up vested options for a new unvested option?

     NN. Will my new options be incentive stock options or non-statutory stock options?

     QQ.  Will I have to pay taxes if I elect to exchange?

WHAT HAPPENS TO ...

     1.  The options you elect to exchange

     2.  The options you don't elect to exchange

     3. Your options currently priced at $12.14 (the February 21, 2001 '1 for 2' grant)

     4. Your options currently priced at $7.07 (the July 27, 2001 "Shares in Success" grant)

     5.  Shares you own in the ESPP

     6.  Questions and answers

1.  THE OPTIONS YOU ELECT TO EXCHANGE

     The eligible options you properly elect to exchange and we accept under the offer will be canceled on May 23, 2002, unless the expiration of the offer is extended. If we extend the expiration of the offer, the options you elect to exchange will be canceled on the day following the date the offer expires.

KEY POINT

If you do elect to exchange eligible options for a new option under the offer, you will also be electing to exchange any options granted to you after October 21, 2001, regardless of the grant price.

2.  THE OPTIONS YOU DON'T ELECT TO EXCHANGE

     The options you don't elect to exchange will remain subject to their existing terms and conditions.

3.  YOUR OPTIONS CURRENTLY PRICED AT $12.14 (THE FEBRUARY 21, 2001 '1 FOR 2'
    GRANT)

     These options are eligible for exchange.

4. YOUR OPTIONS CURRENTLY PRICED AT $7.07 (THE JULY 27, 2001 "SHARES IN SUCCESS" GRANT)

     This option has a grant price lower than $12.14 per share and is excluded from the offer. You will continue to keep this option, subject to its terms and conditions.

5.  SHARES YOU OWN IN THE ESPP

     The shares you own in the ESPP are not affected by the offer. The offer is not related to the ESPP in any way.

6.  QUESTIONS AND ANSWERS

     The following questions and answers are included in the Offer to Exchange and are presented here for your reference. Other questions and answers are also contained in the Offer to Exchange. Please read the Offer to Exchange thoroughly before reaching any decisions regarding the offer. You can view or print a copy of the Offer to Exchange.

        I. What effect will this program have on Lucent's annual option grant cycle?

       O.  What options are eligible for exchange in this offer?

       P.  What options are excluded from this offer?

       Q. Why is $12.14 the minimum grant price of options that can be exchanged?

       R. Why are the August 4, 2000 grant, the August 28, 2000 grant, and the 1996 Global Founders Grant not included in this offer?

     GG. If I am eligible to participate in this offer, will I be eligible to receive other option grants before I receive my new option?

     HH.  If I participate, what will happen to the options that I exchange?

WHAT HAPPENS IF ...

     Sometimes things just happen -- some planned, others unexpected. You should refer to all the applicable sections in the Offer to Exchange for details on how the offer would apply in specific situations. How different events are handled may influence your decision on whether you should elect to exchange your options. You can view or print a copy of the Offer to Exchange.

     Here's an overview of how the timing of different events may apply:

                                                 AFTER THE CANCELLATION
                                                  DATE BUT BEFORE NEW     AFTER NEW OPTIONS
 WHAT HAPPENS IF...    BEFORE THE OFFER EXPIRES   OPTIONS ARE GRANTED        ARE GRANTED
---------------------  ------------------------  ----------------------  --------------------
You retire             You would not be          You would not receive   The unvested portion
voluntarily.           eligible to participate   a new option.           of your new option
                       in the offer.                                     would be canceled.
                                                 Your canceled options
                       Your outstanding options  would not be returned   You may exercise the
                       will remain in effect     to you.                 vested portion of
                       subject to their terms.                           your new option
                                                                         until it expires.
---------------------------------------------------------------------------------------------
You're retirement-     You would not be          You would receive a     At least 20 percent
eligible and your      eligible to participate   fully vested new        of your new option
employment terminates  in the offer.             option on the grant     would vest upon your
due to a company                                 date for only 20        termination.
action.                Your outstanding options  percent of the shares
                       will remain in effect     you would have          You may exercise the
                       subject to their terms.   otherwise received.     vested portion of
                                                                         your new option
                                                 You may exercise your   until it expires.
                                                 new option until it
                                                 expires.                The unvested portion
                                                                         of your new option
                                                                         would be immediately
                                                                         canceled.
---------------------------------------------------------------------------------------------
You die                You would not be          Your estate would       Your estate would
                       eligible to participate   receive the entire new  receive the entire
                       in the offer.             option.                 new option.
                       Your outstanding options  Your new option would   Your new option
                       will remain in effect     be fully vested.        would immediately
                       subject to their terms.                           vest.
                                                 Your estate may
                                                 exercise the new        Your estate may
                                                 option until it         exercise the new
                                                 expires.                option until it
                                                                         expires.

                                                 AFTER THE CANCELLATION
                                                  DATE BUT BEFORE NEW     AFTER NEW OPTIONS
 WHAT HAPPENS IF...    BEFORE THE OFFER EXPIRES   OPTIONS ARE GRANTED        ARE GRANTED
---------------------  ------------------------  ----------------------  --------------------
You leave voluntarily  You would not be          You would not receive   The unvested portion
and are not eligible   eligible to participate   a new option.           of your new option
for retirement.        in the offer.                                     would be canceled.
                                                 Your canceled options
                       Your outstanding options  would not be returned   You would have 90
                       will remain in effect     to you.                 days to exercise the
                       subject to their terms.                           vested portion of
                                                                         your new option.
---------------------------------------------------------------------------------------------
You're on a            You would be able to      You would receive the   The terms of your
Company-approved       elect to exchange your    entire new option.      new option would
Leave of Absence or    options.                                          apply.
Short-term
Disability.
---------------------------------------------------------------------------------------------
Your employment        You would not be          You would receive the   Your new option
terminates due to      eligible to participate   entire new option.      would immediately
disability.            in the offer.                                     vest.
                                                 Your new options would
                       Your outstanding options  become fully vested.    You may exercise the
                       will remain in effect                             new option until it
                       subject to their terms.   You may exercise your   expires.
                                                 new option until it
                                                 expires.
---------------------------------------------------------------------------------------------

Your employment is     You would not be          You would receive a     At least 20 percent
terminated due to a    eligible to participate   fully vested new        of your new option
company action and     in the offer.             option on the grant     would be vested upon
you are not                                      date for 20 percent of  your termination.
retirement-eligible.   Your outstanding options  the shares you would
                       will remain in effect     have otherwise          You would have 90
                       subject to their terms.   received.               days to exercise the
                                                                         outstanding vested
                                                 You would have 90 days  portion of your new
                                                 to exercise your new    option.
                                                 option.
                                                                         The unvested portion
                                                                         of your new option
                                                                         would be immediately
                                                                         canceled.

                                                 AFTER THE CANCELLATION
                                                  DATE BUT BEFORE NEW     AFTER NEW OPTIONS
 WHAT HAPPENS IF...    BEFORE THE OFFER EXPIRES   OPTIONS ARE GRANTED        ARE GRANTED
---------------------  ------------------------  ----------------------  --------------------
Your employment        You would not be          You would not receive   The unvested portion
terminates due to      eligible to participate   a new option.           of your new option
unsatisfactory         in the offer.                                     would be canceled.
performance.                                     Your canceled options
                       Your outstanding options  would not be returned   If you are
                       will remain in effect     to you.                 retirement-
                       subject to their terms.                           eligible, you may
                                                                         exercise the vested
                                                                         portion of your new
                                                                         option until it
                                                                         expires.
                                                                         If you are not
                                                                         retirement-eligible,
                                                                         you would have 90
                                                                         days to exercise the
                                                                         vested portion of
                                                                         your new option.
---------------------------------------------------------------------------------------------
Your employment        You would not be          You would not receive   Your new option
terminates for cause.  eligible to participate   a new option.           would be immediately
                       in the offer.                                     canceled.
                                                 Your canceled options
                       Your outstanding options  would not be returned
                       will be subject to their  to you.
                       terms.
---------------------------------------------------------------------------------------------
We spin off Agere      No adjustments would be   No adjustments would    There would be an
Systems                made to your new option.  be made to your new     adjustment to the
                                                 option.                 number of shares in
                                                                         your new option and
                                                                         to the grant price.

KEY POINT

     "Company action," as defined in the 1996 LTIP or 1997 LTIP, refers to a force management program declared by us or a participating subsidiary, a sale of a business unit or portion of a business unit, or a transfer initiated by us or a participating subsidiary to:

     - a corporation, partnership, limited liability company or other business in which we have a direct or indirect equity interest and is not considered a subsidiary; or

     - an outsourcing contractor engaged by us.

     "Retire," as defined in the 1997 LTIP or your option agreement, means termination of employment with Lucent or any subsidiary of Lucent under any of the following circumstances or entitlements:

     - Eligibility for a Service Pension under the Lucent Retirement Income
       Plan;

     - Eligibility for a similar pension under any comparable plan or arrangement with Lucent or a subsidiary of Lucent;

     - Attaining age 50 with a minimum of 15 years of service at retirement (only for new options made under the 1996 LTIP); or

     - If the sum of years of service and age at retirement equals or exceeds
       75.

  QUESTIONS AND ANSWERS

     The following questions and answers are included in the Offer to Exchange and are presented here for your reference. Other questions and answers are also contained in the Offer to Exchange. Please read the Offer to Exchange thoroughly before reaching any decisions regarding the offer. You can view or print a copy of the Offer to Exchange.

     E. How does the planned spin-off of Agere affect my outstanding options and this offer?

     W. What happens if my employment with Lucent terminates during the offer period?

     X. What happens if my options are cancelled but my employment with Lucent terminates before the grant of the new options?

     Y. What happens if I elect to participate in this offer and my employment with Lucent terminates after my new option is granted?

     Z. How does a leave of absence or leave for a short term disability impact this offer?

     OO. How will the planned spin-off of Agere Systems Inc. affect the options that I do not exchange?

     RR.   What if Lucent enters into a merger or other similar transaction?

STOCK OPTION BASICS

     1.  What's stock?

     2.  What's a stock option?

     3.  What does "vesting" mean?

     4.  What's a grant price?

     5.  About taxes

     6.  About the Lucent ESPP

1.  WHAT'S STOCK?

     Simply put, stock is an ownership interest in a company. Lucent stock is listed on the New York Stock Exchange. The trading symbol is LU.

2.  WHAT'S A STOCK OPTION?

     A stock option is a right but not an obligation to buy a specific quantity of stock at a designated price for a specific period of time regardless of changes in the market price of the stock during the period.

3.  WHAT DOES "VESTING" MEAN?

     A vesting schedule describes when an option holder may exercise the option to purchase all or a portion of the shares covered by the option. The option holder is not required to exercise his or her option when it becomes vested. The option holder can exercise his or her vested options at any time before they expire. Expiration dates are determined by the terms of the option agreement or the plan under which the option may be granted.

4.  WHAT'S A GRANT PRICE?

     Also known as the "exercise price" or "strike price," a grant price is the fixed price per share that an option holder must pay to purchase shares if he or she exercises the stock option. The fixed grant price is determined by the average of the high and low prices of the stock on the grant date.

5.  ABOUT TAXES

     You should refer to the tax section in the Offer to Exchange including the tax consequences in various countries that may apply to you. You can print a copy of the Exchange Offer by visiting the Print the Offer to Exchange section. Eligible non-U.S. employees will find a general summary of country-specific tax consequences of this offer in Appendix C of the Offer to Exchange.

     These summaries are general in nature, not necessarily complete and may not apply to your specific circumstances. Please consult with a tax advisor (at your own expense) in your own country on the tax consequences of participating in this offer. If you are eligible for this offer because you live or work in one country but are also affected by the tax laws in another country, you should be aware that there may be other tax and social insurance requirements that may apply to your situation.

6.  ABOUT THE LUCENT ESPP

     The shares you own in the ESPP are not affected by the offer. The offer is not related to the ESPP in any way.

EXAMPLE WITH THREE OPTION GRANTS

     THIS EXAMPLE IS PRESENTED ONLY FOR ILLUSTRATIVE PURPOSES AND DOES NOT REPRESENT OR PREDICT THE ACTUAL RESULT OF THE OFFER IN YOUR PARTICULAR CIRCUMSTANCE. Let's assume you have been with Lucent for less than two years, and were granted three options, including one that was part of your offer of employment.

  STEP ONE

     Determine the NUMBER OF OPTIONS ELIGIBLE for the offer. Options granted to you after October 21, 2001 will be included in your election.

          EXAMPLE OF CURRENT OPTIONS
-----------------------------------------------
OPTION                               NUMBER OF
NUMBER   OPTION DATE   GRANT PRICE     SHARES
------   -----------   -----------   ----------
  1      12/01/2000     $16.0313       1,000
  2      02/21/2001     $12.1400         500
  3      07/27/2001     $ 7.0700       1,000

  STEP TWO

     Calculate the NUMBER OF SHARES YOU HOLD IN YOUR ELIGIBLE OPTIONS including the total number of outstanding options you may have in any grants you received after October 21, 2001.

        Option numbers 1 and 2 detailed above are eligible, resulting in 1,500 eligible shares.

  STEP THREE

     Apply the exchange ratios to determine the number of shares in your new grant. Options granted to you after October 21, 2001 will be exchanged on a one-for-one (1:1) basis.

                    HOW THE EXCHANGE RATIOS APPLY
---------------------------------------------------------------------
                                  SHARES
                      SHARES     RECEIVED
OPTION    GRANT     ELECTED TO    IN NEW        HOW THE EXCHANGE
NUMBER    PRICE      EXCHANGE     OPTION        RATIO IS APPLIED
------   --------   ----------   --------   -------------------------
  1      $16.0313     1,000        800      1.25:1 Exchange Ratio for
                                            options priced $12.14 to
                                            $24.99
  2      $12.1400       500        400      - 1,000 + 500 = 1,500
                                              total shares in ratio
                                              price range
                                            - 1,500 divided by
                                              1.25 = 1,200

  STEP FOUR

     You then can DECIDE WHICH ELECTION CHOICE IS RIGHT FOR YOUR PARTICULAR SITUATION. The offer provides five election choices. Each election choice (except Election Choice E) may result in a different number of options being exchanged, and a different number of shares in your new option.

              NUMBER OF SHARES IN OPTION BY ELECTION CHOICE
--------------------------------------------------------------------------
            ELECTION         ELECTION         ELECTION         ELECTION
            CHOICE A         CHOICE B         CHOICE C         CHOICE D
OPTION   --------------   --------------   --------------   --------------
NUMBER   BEFORE   AFTER   BEFORE   AFTER   BEFORE   AFTER   BEFORE   AFTER
------   ------   -----   ------   -----   ------   -----   ------   -----
  1      1,000      800   1,000     800     --       --      --       --
  2        500      400      --      --     --       --      --       --
Totals   1,500    1,200   1,000     800     --       --      --       --

KEY POINT

If there is any fractional share remaining after the total number of shares in the new grant has been determined, it will be rounded up to the next whole share.

  STEP FIVE

     Take action and ELECT AN ELECTION CHOICE (A, B, C, OR D) OR DECIDE NOT TO TAKE ACTION. If you are a U.S. employee with a valid lucent.com e-mail address, have access to a company-supplied computer and you wish to elect to exchange, you will be required to complete an online Exchange Offer Election and Withdrawal Form through the Transaction Web Site.

     If you do not have a valid lucent.com e-mail address, access to a company-supplied computer, or are a non-U.S. employee and wish to elect to exchange, you will be required to complete a paper Exchange Offer Election and Withdrawal Form and fax it to the Lucent Exchange Offer Support Center. The paper form will be included in the package that will be delivered to you.

     You can change your election as many times as you like as long as we receive your election before the offer expires on May 22, 2002 at 11:59 p.m. Eastern Time unless we extend the offer period. The last day you can elect not to exchange through the offer or withdraw your election (Election Choice E) is May 22, 2002 at 11:59 p.m. Eastern Time, unless we extend the offer period. Your last properly completed and submitted election form that we receive before the expiration of the offer will be binding and irrevocable.

EXAMPLE WITH SIX OPTION GRANTS

     THIS EXAMPLE IS PRESENTED ONLY FOR ILLUSTRATIVE PURPOSES AND DOES NOT REPRESENT OR PREDICT THE ACTUAL RESULT OF THE OFFER IN YOUR PARTICULAR CIRCUMSTANCE. Suppose you have been continuously employed by Lucent for three years, and became eligible for the stock option program in 1999 and were granted six options during the past two years.

  STEP ONE

     Determine the NUMBER OF OPTIONS ELIGIBLE for the offer. Options granted to you after October 21, 2001 will be included in your election.

                   EXAMPLE OF CURRENT OPTIONS
----------------------------------------------------------------
OPTION                                GRANT            NUMBER OF
NUMBER          OPTION DATE           PRICE             SHARES
------          -----------          --------          ---------
  1             05/03/1999           $58.6034                800
  2             02/16/2000           $52.3367              2,000
  3             12/01/2000           $16.0313                800
  4             02/21/2001           $12.1400              1,800
  5             08/04/2000           $42.1610              1,000
  6             07/27/2001           $ 7.0700              1,000

  STEP TWO

     Calculate the NUMBER OF SHARES YOU HOLD IN YOUR ELIGIBLE OPTIONS including the total number of outstanding options you may have in any grants you received after October 21, 2001.

     Option numbers 1, 2, 3, and 4 detailed above are eligible, resulting in 5,400 eligible shares.

  STEP THREE

     Apply the exchange ratios to determine the number of shares in your new grant. Options granted to you after October 21, 2001 will be exchanged on a one-for-one (1:1) basis.

                       HOW THE EXCHANGE RATIOS APPLY
---------------------------------------------------------------------------
                     SHARES     SHARES
                    ELECTED    RECEIVED
OPTION    GRANT        TO       IN NEW
NUMBER    PRICE     EXCHANGE    OPTION    HOW THE EXCHANGE RATIO IS APPLIED
------   --------   --------   --------   ---------------------------------
  1      $58.6034        800      133.3   6:1 Exchange Ratio for options
                                          priced $50.00 and higher
  2      $52.3367      2,000      333.3     - 2,000 + 800 = 2,800 total
                                              shares in ratio price range
                                            - 2,800 divided by 6 = 466.6
  3      $16.0313        800      640.0   1.25:1 Exchange Ratio for options
                                          priced $12.14 to $24.99
  4      $12.1400      1,800    1,440.0     - 800 + 1,800 = 2,600 total
                                              shares in ratio price range
                                            - 2,600 divided by 1.25 = 2,080

  STEP FOUR

     You then can DECIDE WHICH ELECTION CHOICE IS RIGHT FOR YOUR PARTICULAR SITUATION. The offer provides five election choices. Each election choice (except Election Choice E) may result in a different number of options being exchanged, and a different number of shares in your new option.

                    NUMBER OF SHARES IN OPTION BY ELECTION CHOICE
-------------------------------------------------------------------------------------
            ELECTION
            CHOICE A      ELECTION CHOICE B   ELECTION CHOICE C    ELECTION CHOICE D
OPTION  ----------------  ------------------  ------------------   ------------------
NUMBER  BEFORE    AFTER   BEFORE     AFTER     BEFORE     AFTER     BEFORE     AFTER
------  ------   -------  -------   --------  --------   -------   --------   -------
  1       800      133.3     800      133.3       800     133.3        800     133.3
  2     2,000      333.3   2,000      333.3     2,000     333.3      2,000     333.3
  3       800        640     800        640        --        --         --        --
  4     1,800      1,400      --         --        --        --         --        --
Totals  5,400    2,506.6   3,600    1,106.6     2,800     466.6      2,800     466.6

KEY POINT
If there is any fractional share remaining after the total number of shares in the new grant has been determined, it will be rounded up to the next whole share.

  STEP FIVE

     Take action and ELECT AN ELECTION CHOICE (A, B, C, OR D) OR DECIDE NOT TO TAKE ACTION. If you are a U.S. employee with a valid lucent.com e-mail address, have access to a company-supplied computer and you wish to elect to exchange, you will be required to complete an online Exchange Offer Election and Withdrawal Form through the Transaction Web Site.

     If you do not have a valid lucent.com e-mail address, access to a company-supplied computer, or are a non-U.S. employee and wish to elect to exchange, you will be required to complete a paper Exchange Offer Election and Withdrawal Form and fax it to the Lucent Exchange Offer Support Center. The paper form will be included in the package that will be delivered to you.

     You can change your election as many times as you like as long as we receive your election before the offer expires on May 22, 2002 at 11:59 p.m. Eastern Time unless we extend the offer period. The last day you can elect not to exchange through the offer or withdraw your election (Election Choice E) is May 22, 2002 at 11:59 p.m. Eastern Time, unless we extend the offer period. Your last properly completed and submitted election form that we receive before the expiration of the offer will be binding and irrevocable.

EXAMPLE WITH 12 OPTION GRANTS

     THIS EXAMPLE IS PRESENTED ONLY FOR ILLUSTRATIVE PURPOSES AND DOES NOT REPRESENT OR PREDICT THE ACTUAL RESULT OF THE OFFER IN YOUR PARTICULAR CIRCUMSTANCE. You have been continuously employed by Lucent since it spun off from AT&T, and have been granted 12 options.

  STEP ONE

     Determine the NUMBER OF OPTIONS ELIGIBLE for the offer. Options granted to you after October 21, 2001 will be included in your election.

             EXAMPLE OF CURRENT OPTIONS
----------------------------------------------------
   OPTION                                  NUMBER OF
   NUMBER      OPTION DATE   GRANT PRICE    SHARES
-------------  -----------   -----------   ---------
      1        03/01/2000     $70.6095       2,400
      2        08/02/1999     $65.5527       1,500
      3        06/01/2000     $58.6034         800
      4        07/01/1998     $41.4009       1,000
      5        09/01/1998     $37.0731         201
      6        09/01/1998     $37.0731         201
      7        12/01/2000     $16.0313       3,000
      8        02/21/2001     $12.1400       4,551
      9        12/03/2001     $ 7.5320       1,500
     10        08/04/2000     $42.1610       3,200
     11        10/01/1996     $11.0599         402
     12        07/27/2001     $ 7.0700       3,000

  STEP TWO

     Calculate the NUMBER OF SHARES YOU HOLD IN YOUR ELIGIBLE OPTIONS including the total number of outstanding options you may have in any grants you received after October 21, 2001.

        Option numbers 1, 2, 3, 4, 5, 6, 7, 8, and 9 detailed above are eligible, resulting in 15,153 eligible shares.

  STEP THREE

     Apply the exchange ratios to determine the number of shares in your new grant.

     Options granted to you after October 21, 2001 will be exchanged on a one-for-one (1:1) basis.

                        HOW THE EXCHANGE RATIOS APPLY
------------------------------------------------------------------------------
                     SHARES     SHARES
                    ELECTED    RECEIVED
OPTION    GRANT        TO       IN NEW
NUMBER    PRICE     EXCHANGE    OPTION     HOW THE EXCHANGE RATIO IS APPLIED
------   --------   --------   --------   ------------------------------------
  1      $70.6095      2,400        400   6:1 Exchange Ratio for options
                                          priced $50.00 and higher
  2      $65.5527      1,500        250     - 2,400 + 1,500 + 800 = 4,700
                                          total shares in ratio price range
  3      $58.6034        800      133.3     - 4,700 divided by 6 = 783.3
------------------------------------------------------------------------------
  4      $41.4009      1,000        250   4:1 Exchange Ratio for options
                                          priced $40.00 to $49.99
                                            - 1,000 total shares in ratio
                                          price range
                                            - 1,000 divided by 4 = 250
------------------------------------------------------------------------------
  5      $37.0731        201      100.5   2:1 Exchange Ratio for options
                                          priced $25.00 to $39.99
  6      $37.0731        201      100.5     - 201 + 201 = 402 total shares in
                                          ratio price range
                                            - 402 divided by 2 = 201
------------------------------------------------------------------------------
  7      $16.0313      3,000      2,400   1.25:1 Exchange Ratio for options
                                          priced $12.14 to $24.99
  8      $12.1400      4,551    3,640.8     - 3,000 + 4,551 = 7,551 total
                                          shares in ratio price range
                                            - 7,551 divided by 1.25 = 6,040.8
------------------------------------------------------------------------------
  9      $ 7.5320      1,500      1,500   1:1 Exchange Ratio for options
                                          received after October 21, 2001

  STEP FOUR

     You then can DECIDE WHICH ELECTION CHOICE IS RIGHT FOR YOUR PARTICULAR SITUATION. The offer provides five election choices. Each election choice (except Election Choice E) may result in a different number of options being exchanged, and a different number of shares in your new option.

                         NUMBER OF SHARES IN OPTION BY ELECTION CHOICE
------------------------------------------------------------------------------------------------
                       ELECTION CHOICE    ELECTION CHOICE    ELECTION CHOICE    ELECTION CHOICE
                              A                  B                  C                  D
       OPTION          ----------------   ----------------   ----------------   ----------------
       NUMBER          BEFORE    AFTER    BEFORE    AFTER    BEFORE    AFTER    BEFORE    AFTER
       ------          ------   -------   ------   -------   ------   -------   ------   -------
          1             2,400       400    2,400       400    2,400       400    2,400       400
          2             1,500       250    1,500       250    1,500       250    1,500       250
          3               800     133.3      800     133.3      800     133.3      800     133.3
          4             1,000       250    1,000       250    1,000       250    1,000       250
          5               201     100.5      201     100.5      201     100.5       --        --
          6               201     100.5      201     100.5      201     100.5       --        --
          7             3,000     2,400    3,000     2,400       --        --       --        --
          8             4,551   3,640.8       --        --       --        --       --        --
          9             1,500     1,500    1,500     1,500    1,500     1,500    1,500     1,500
       Totals          15,153   8,775.1   10,602   5,134.3    7,602   2,734.3    7,200   2,533.3

KEY POINT

If there is any fractional share remaining after the total number of shares in the new grant has been determined, it will be rounded up to the next whole share.

  STEP FIVE

     Take action and ELECT AN ELECTION CHOICE (A, B, C, OR D) OR DECIDE NOT TO TAKE ACTION. If you are a U.S. employee with a valid lucent.com e-mail address, have access to a company-supplied computer and you wish to elect to exchange, you will be required to complete an online Exchange Offer Election and Withdrawal Form through the Transaction Web Site.

     If you do not have a valid lucent.com e-mail address, access to a company-supplied computer, or are a non-U.S. employee and wish to elect to exchange, you will be required to complete a paper Exchange Offer Election and Withdrawal Form and fax it to the Lucent Exchange Offer Support Center. The paper form will be included in the package that will be delivered to you.

     You can change your election as many times as you like as long as we receive your election before the offer expires on May 22, 2002 at 11:59 p.m. Eastern Time unless we extend the offer period. The last day you can elect not to exchange through the offer or withdraw your election (Election Choice E) is May 22, 2002 at 11:59 p.m. Eastern Time, unless we extend the offer period. Your last properly completed and submitted election form that we receive before the expiration of the offer will be binding and irrevocable.

  ABOUT THE EXCHANGE OFFER SUPPORT CENTER

     Find out more details on the Exchange Offer Support Center. [MORE]

QUESTIONS AND ANSWERS

     The following questions and answers are included in the Offer to Exchange and are presented here for your reference. Other questions and answers are also contained in the Offer to Exchange. Please read the Offer to Exchange thoroughly before reaching any decisions regarding the offer. You can view or print a copy of the Offer to Exchange.

     A.  What is this offer?

     B.  Why are we making this offer?

     C.  Is the offer voluntary?

     D.  What will I receive in exchange for the options canceled?

     E. How does the planned spin-off of Agere affect my outstanding options and this offer?

     F.  If I decide to participate, can I choose which options to exchange?

     G.  Why can't you just grant me additional options now?

     H.  Why can't Lucent just re-price my options?

     I. What effect will this program have on Lucent's annual option grant cycle?

     J. How did you determine the exchange ratios and why aren't all the exchange ratios one to one?

     K.  Who is eligible to participate in this offer?

     L.  Will non-United States employees be eligible to participate?

     M. Why are Lucent retirees and Agere Systems Inc. and Avaya Inc. employees not eligible to participate?

     N.  What will be the grant price of my new option?

     O.  What options are eligible for exchange in this offer?

     P.  What options are excluded from this offer?

     Q.  Why is $12.14 the minimum grant price of options that can be exchanged?

     R. Why are the August 4, 2000 grant, the August 28, 2000 grant, and the 1996 Global Founders grant not included in this offer?

     S. How do I participate in, or withdraw from, this offer and when is the election deadline?

     T.  May I change my election?

     U.  What risks should I consider?

     V.  What are the key dates?

     W. What happens if my employment with Lucent terminates during the offer period?

     X. What happens if my options are canceled but my employment with Lucent terminates before the grant of the new options?

     Y. What happens if I elect to participate in this offer and my employment with Lucent terminates after my new option is granted?

     Z. How does a leave of absence or leave for a short term disability impact this offer?

     AA.  Will you notify me if this offer changes?

     BB.  What are the conditions to this offer and grant of new options?

     CC.  Is this offer a stock option re-pricing?

     DD. Why can't I receive my new option immediately after the expiration date of this offer?

     EE. Why do I have to cancel my options granted after October 21, 2001 if I elect to exchange any options in this offer?

     FF. If I am eligible to participate in this offer, when will I receive my new option?

     GG. If I am eligible to participate in this offer, will I be eligible to receive other option grants before I receive my new option?

     HH.  If I participate, what will happen to the options that I exchange?

     II.  How will I know that Lucent has accepted my options for exchange?

     JJ.  When will my new option vest?

     KK.  When will I be able to exercise my new option?

     LL.  What will be the term of my new option and when will it expire?

     MM. If I elect to exchange, do I have to give up vested options for a new unvested option?

     NN. Will my new options be incentive stock options or non-statutory stock options?

     OO. How will the planned spin-off of Agere Systems Inc. affect the options that I do not exchange?

     PP. What happens if the fair market value of Lucent common stock on the date of grant of the new options is higher than the grant price of the canceled options?

     QQ.  Will I have to pay taxes if I elect to exchange?

     RR.  What if Lucent enters into a merger or other similar transaction?

     SS. What do our company management and our board of directors think of this offer?

     TT.  To whom can I talk if I have questions about this offer?

A.  WHAT IS THIS OFFER?

     We are making a voluntary, stock option exchange offer to eligible employees of Lucent and its participating subsidiaries from April 22, 2002, which is the date that this offer commences, through the expiration date of this offer, which we expect to be May 22, 2002. Under this offer, eligible employees may elect to exchange all or a portion of their eligible outstanding vested and unvested common stock options having a grant price of $12.14 per share or more, other than certain excluded options. We will exchange them for our promise to grant a new common stock option. We will grant this new option after at least six months and a day after we cancel the options you elect to exchange, which we expect to be November 25, 2002. The new option will have a new grant price and be for a smaller number of shares determined in accordance with the exchange ratios of this offer. The eligible options have been granted under several employee stock option plans.

B.  WHY ARE WE MAKING THIS OFFER?

     We are committed to the concept of employees as owners. Due to the decline in our stock price, many of your outstanding options have grant prices that are significantly higher than the current and recent market prices of Lucent common stock. In order for our stock option programs to provide the motivation and retention we intend, you must feel that our stock options will provide you with the opportunity to realize value within a reasonable period of time.

C.  IS THE OFFER VOLUNTARY?

     Yes. This offer is voluntary and will allow eligible employees to choose whether to keep their current stock options at their current grant price, or to cancel those options in exchange for new options to be granted on a date at least six months and one day from the date we cancel the options you offered for exchange. However, because we will not grant new options until at least six months and one day after the cancellation date, your new option could have a higher grant price than some or all of your currently outstanding options. Employees who participate in this offer will, in accordance with the terms of this offer, receive a new option for a smaller number of shares than the options they previously held.

D.  WHAT WILL I RECEIVE IN EXCHANGE FOR THE OPTIONS CANCELED?

     In exchange for the options canceled, you will receive a Promise to Grant New Stock Option for a number of shares determined by applying the following exchange ratios to the option grants you choose to exchange as described in Question F. below. Your new option will be granted, subject to the terms of this offer, at least six months and one day after the cancellation of the exchanged options. The grant price of your new option will be determined as of the grant date.

IF THE OPTION THAT    YOU WILL RECEIVE
   YOU ELECT TO       AN OPTION FOR ONE
  EXCHANGE HAS A      SHARE IN YOUR NEW
 GRANT PRICE OF:      GRANT FOR EVERY:
------------------  ---------------------
$50.00 or above     6 shares exchanged
$40.00 to $49.9999  4 shares exchanged
$25.00 to $39.9999  2 shares exchanged
$12.14 to $24.9999  1.25 shares exchanged

     IF YOU PARTICIPATE IN THIS OFFER, YOU MUST ALSO ELECT TO EXCHANGE ALL OUTSTANDING OPTIONS GRANTED TO YOU AFTER OCTOBER 21, 2001, REGARDLESS OF GRANT PRICE. THESE OPTIONS WILL BE EXCHANGED AT A RATIO OF 1 TO 1.

     If there is any fractional share remaining after the total number of shares in the new grant has been determined in the manner described above, it will be rounded up to a whole share.

     We reserve the right to correct the number of shares identified in our Promise to Grant New Stock Option at any time until the date of grant. Further, in the event that there is any recapitalization, stock split, reverse stock split, spin-off (other than the Agere spin-off), or similar transaction or other change in corporate structure affecting our stock before we grant the new options, we reserve the right to adjust the number of shares identified in the Promise to Grant New Stock Option. Any such adjustment will be made as we deem equitable or appropriate.

E. HOW DOES THE PLANNED SPIN-OFF OF AGERE AFFECT MY OUTSTANDING OPTIONS AND THIS OFFER?

     We plan to complete the spin-off of Agere Systems Inc. on June 1, 2002, which is after the date we expect to cancel any options you elect to exchange (May 23, 2002). The spin-off is subject to our continued compliance with our credit facility and the requirements of Delaware law with respect to the declaration and payment of dividends.

     The effect of the Agere spin-off on your current, outstanding options depends upon the grant date and grant price of your options and the timing of the spin-off. ONLY OPTIONS GRANTED AFTER FEBRUARY 21, 2001 OR HAVING A GRANT PRICE OF $12.14 PER SHARE OR LOWER ARE ELIGIBLE FOR ADJUSTMENT UPON THE SPIN-OFF. The method by which such options will be adjusted is described in
Section 22 of the Offer to Exchange, entitled "Impact of the Planned Spin-off of Agere Systems Inc."

     If we spin off Agere, as planned, after the date we cancel any options you elect to exchange (expected to be May 23, 2002) and before the date of the new grant (expected to be November 25, 2002), there will be no adjustment made to the new grant or to any options canceled due to the exchange.

     If we spin off Agere later than planned, and after the date of the new grant (expected to be November 25, 2002), we will make an adjustment to the number of shares in your options that are subject to adjustment (including the new grant) and the applicable grant price of such options.

     If we extend the expiration of the offer, and we spin off Agere before the date we cancel the options you elect to exchange, we will adjust all options that are eligible for the Agere spin-off adjustment as described in the first paragraph. If you elect to exchange any such options, we will apply the exchange ratio (described in Question D. above) applicable to these options (based on the grant price prior to the application of the spin-off adjustment) to the number of shares in the grants prior to the application of the spin-off adjustment.

F.  IF I DECIDE TO PARTICIPATE, CAN I CHOOSE WHICH OPTIONS TO EXCHANGE?

     If you are eligible and elect to exchange all or a portion of your eligible options, you must also exchange all your options granted after October 21, 2001. If you choose to exchange an option, all outstanding shares covered by the option must be exchanged. You may select any one of the five election choices specified in this offer. These choices are to elect to:

          A. exchange all your eligible options with a grant price of $12.14 per share and greater and all outstanding options that were granted to you after October 21, 2001;

          B. exchange all your eligible options with a grant price greater than $12.14 per share and all outstanding options that were granted to you after October 21, 2001;

          C. exchange all your eligible options with a grant price greater than $16.0313 per share and all outstanding options that were granted to you after October 21, 2001;

          D. exchange all your eligible options with a grant price greater than $30.00 per share and all outstanding options that were granted to you after October 21, 2001; or

          E.  exchange no options.

     Any option having a grant price of $12.14 per share or less that is not exchanged will be adjusted upon the spin-off of Agere Systems Inc. If you choose election choice "A," and the Agere spin-off occurs as planned after the cancellation date, your options with a grant price of $12.14 per share and higher (and any options granted to you after October 21, 2001, regardless of grant price) will be included in the exchange and will not be adjusted upon the spin-off. If you choose election choice "B," "C," or "D," your options with a grant price of $12.14 per share will not be included in the exchange and will be adjusted upon the spin-off of Agere. However, if you choose to exchange any of your outstanding options, and the Agere spin-off occurs as planned after the cancellation date, any options granted to you after October 21, 2001 will be included in the exchange and will not be adjusted for the spin-off.

     If you choose not to participate in this offer, or if you do not properly complete and deliver to us an Exchange Offer Election and Withdrawal Form so that we receive it before this offer expires, you will have elected to exchange no options and your current options will not be affected by this offer.

G.  WHY CAN'T YOU JUST GRANT ME ADDITIONAL OPTIONS NOW?

     This offer balances the benefits to employees with the interests of shareowners by reducing the potential dilution that would result if we were simply to make additional grants of stock options without reducing the number of shares subject to outstanding stock options. Additionally, we have a limited pool of options that we may grant under our plans. Depending on the level of participation by eligible employees in this offer, the option exchange has the potential to reduce the number of shares of Lucent common stock underlying our option grants by up to 100 million shares. We expect to commence the fiscal year 2003 annual option grant cycle in December 2002.

H.  WHY CAN'T LUCENT JUST RE-PRICE MY OPTIONS?

     If we were to merely re-price outstanding options, we could be required to take a charge in our financial statements, which could reduce our earnings for as long as the re-priced options are outstanding. This would create a risk of greater volatility that would adversely affect our earnings in the future. This could also be the result if we were to exchange outstanding options for new options within six months of the cancellation of the outstanding options.

I.  WHAT EFFECT WILL THIS PROGRAM HAVE ON LUCENT'S ANNUAL OPTION GRANT CYCLE?

     Our fiscal year 2002 annual option grant was made in July 2001. We expect to commence the fiscal year 2003 annual option grant cycle in December 2002. Any grants awarded through our annual option grant cycle will be made after the grant date associated with this offer. Those option grants will have different terms, which will be communicated at the time any such 2003 option grants are awarded.

J. HOW DID YOU DETERMINE THE EXCHANGE RATIOS AND WHY AREN'T ALL THE EXCHANGE RATIOS ONE TO ONE?

     We established the exchange ratios in a way that the new option grants are intended to provide approximately equivalent value for the options that are exchanged. We used the Black-Scholes options pricing model (a standard method to value options) to estimate the total value of the options that were eligible for exchange and a range of possible values for the new option grants. We then determined the ratios that would make the exchange approximately equivalent in value. This approach results in the grant of new options for a smaller number of shares than the shares under the canceled options. This reduces the dilution that would have resulted if we exchanged all options using a one-to-one exchange ratio and balances the benefits of the exchange to employees with the interests of shareowners.

K.  WHO IS ELIGIBLE TO PARTICIPATE IN THIS OFFER?

     - Any individual holding eligible options who is actively employed by us or one of our participating subsidiaries identified in Appendix A to this offer to exchange is eligible to participate. Members of our board of directors, members of our executive committee listed in Appendix B to this offer to exchange, employees of Agere Systems Inc., Avaya Inc., our former optical fiber business, and divested businesses and others identified in Section 4, entitled "Eligibility," of the offer to exchange are not eligible to participate in this offer.

     - In order for you to participate in this offer, you must be an eligible employee of ours or of one of our participating subsidiaries continuously from April 22, 2002 (the date of commencement of this offer) through and including the date on which this offer expires, which we expect will be May 22, 2002.

     An eligible employee must be paid directly through our or our subsidiaries' payroll. If you are not an employee of ours anytime from April 22, 2002 through and including the date this offer expires, you will not be eligible to accept this offer and any election you have made to participate will be void. Except as described below, if you are not an employee of ours anytime from April 22, 2002 through and including the date the new options are granted, you will not be eligible to receive new options. Neither Agere Systems Inc. nor Avaya Inc. is a participating subsidiary. Participation in this offer is strictly voluntary.

L.  WILL NON-UNITED STATES EMPLOYEES BE ELIGIBLE TO PARTICIPATE?

     We are making this offer to all eligible employees, including eligible non-United States employees. We cannot make this offer on the same day to eligible Belgium employees due to local regulatory requirements.

     Special considerations may apply to certain eligible non-United States employees. You should consult your individual tax, legal, and investment advisors (at your own expense) before deciding whether to participate in this offer.

M. WHY ARE LUCENT RETIREES AND AGERE SYSTEMS INC. AND AVAYA INC. EMPLOYEES NOT ELIGIBLE TO PARTICIPATE?

     The purpose of this offer is to motivate and provide an incentive to our current eligible employees. Agere and Avaya have their own compensation and incentive programs.

N.  WHAT WILL BE THE GRANT PRICE OF MY NEW OPTION?

     A grant price, also called a strike price or an exercise price, is the fixed price that you pay to purchase shares if you exercise your stock option.

     Your new option will be unvested and will have a grant price equal to the fair market value of Lucent common stock on the date of grant of the new option (in Italy, the grant price will be the greater of fair market value or normal value as prescribed by local law). Your grant price for your new option may be higher than the grant price of the exchanged options.

     Fair market value is the average of the low and high sales prices on the New York Stock Exchange of a share of Lucent common stock on the date of grant.

O.  WHAT OPTIONS ARE ELIGIBLE FOR EXCHANGE IN THIS OFFER?

     All options with a grant price of $12.14 per share or greater, that are not excluded below, are eligible to be exchanged. In addition, if you elect to participate in the exchange, you must also elect to exchange all outstanding options granted to you after October 21, 2001, regardless of grant price.

P.  WHAT OPTIONS ARE EXCLUDED FROM THIS OFFER?

     We are excluding from this offer:

     - options that were granted to you before the date that is six months prior to the offer date with grant prices less than $12.14 per share;

     - options that have already been exercised;

     - options that are not outstanding;

     - the 1996 Global Founders Grant;

     - options that have expired through the lapse of time; and

     - options that were granted on August 4, 2000 and August 28, 2000.

Q.  WHY IS $12.14 THE MINIMUM GRANT PRICE OF OPTIONS THAT CAN BE EXCHANGED?

     The February 21, 2001 stock option grant, which was made at a grant price of $12.14 per share, was the last grant that we made to a broad segment of employees that employees have not had an opportunity to exercise.

     We did not include options at grant prices below $12.14 per share (for example, the grant on July 27, 2001 at $7.07) in this offer because we believe such grants continue to provide an incentive to our employees. However, if you elect to exchange any options, you must elect to exchange all outstanding options granted to you after October 21, 2001, regardless of grant price.

R. WHY ARE THE AUGUST 4, 2000 GRANT, THE AUGUST 20, 2000 GRANT, AND THE 1996 GLOBAL FOUNDERS GRANT NOT INCLUDED IN THIS OFFER?

     We did not include the option grants made on August 4, 2000 and August 28, 2000 because these grants were made to address incentive and retention concerns associated with higher priced options granted earlier that year. Since those higher priced grants are eligible for exchange in this offer, there is no need to include the August 4, 2000 and August 28, 2000 grants.

     The 1996 Global Founders Grant, which generally vested on October 1, 1999, is not included in this offer because we believe this grant continues to provide an incentive and because most employees holding these options have had an opportunity to exercise them.

S. HOW DO I PARTICIPATE IN, OR WITHDRAW FROM, THIS OFFER AND WHEN IS THE ELECTION DEADLINE?

     You may elect to participate in, or withdraw from, this offer by properly completing the Exchange Offer Election and Withdrawal Form. This form contains instructions for its proper completion and directions for executing and delivering it to us. In order for your election to exchange options to be valid, you must comply with these instructions before the deadline.

     The deadline to participate in this offer, or withdraw from participation in this offer, is 11:59 p.m. Eastern Time on May 22, 2002, unless we extend this deadline. This means that we must receive your Exchange Offer Election and Withdrawal Form before that time.

T.  MAY I CHANGE MY ELECTION?

     Yes. At any time prior to expiration of this offer, you may change your election by properly submitting your Exchange Offer Election and Withdrawal Form so that we receive it before this offer expires. Once you have done this, your earlier dated Exchange Offer Election and Withdrawal Form will be disregarded.

U.  WHAT RISKS SHOULD I CONSIDER?

     Before you decide whether or not to participate in this offer, you should carefully read and consider all portions of this offer, including the risks relating to our business and the risks that are specifically related to this offer, which we have provided to you in the Offer to Exchange. You can print a copy from this Web site simply by clicking on View/Print the Offer to Exchange. We recommend that you also review our filings with the SEC.

V.  WHAT ARE THE KEY DATES?

EVENT                                                   DATE
-----                                                   ----
Offer Commences................................  April 22, 2002
Offer Expires (Deadline).......................  May 22, 2002 at
                                                 11:59 p.m. Eastern
                                                 Time*
Cancellation of Eligible Options...............  May 23, 2002**
Grant of New Options...........................  November 25, 2002**

---------------
 * We may extend the deadline for this offer, but we cannot assure you that this offer will be extended or, if it is extended, for how long it will be extended. If we extend the deadline to elect to participate in this offer, we will announce the extension no later than 9:00 a.m. Eastern Time on the first business day following the previously scheduled expiration date. If we extend the deadline beyond that time, we will continue to accept properly completed Exchange Offer Election and Withdrawal Forms until the extended deadline.

** If we extend the deadline for this offer, these dates will also change accordingly.

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

W.  WHAT HAPPENS IF MY EMPLOYMENT WITH LUCENT TERMINATES DURING THE OFFER
    PERIOD?

     If your employment terminates for any reason before this offer expires, you will not be eligible to participate in this offer. Any election to participate in this offer that you have already submitted will be void, and you will not receive a new option. Your outstanding options will remain in effect subject to their terms.

X. WHAT HAPPENS IF MY OPTIONS ARE CANCELED BUT MY EMPLOYMENT WITH LUCENT TERMINATES BEFORE THE GRANT OF THE NEW OPTIONS?

     If you participate in this offer and your options are canceled, and your employment terminates before the grant of the new options because of:

     - company action, you will receive a reduced option grant for 20% of the new grant;

     - death, your estate will receive 100% of the new grant;

     - disability, you will receive 100% of the new grant; or

     - any other reason, including resignation, voluntary retirement, unsatisfactory performance, and termination for cause, you will not receive a new option or any other consideration and your canceled options will not be returned to you. These termination policies are consistent with the terms of our stock option plans.

     If you are terminated by reason of company action and you ARE eligible for retirement, you will be entitled to exercise the new option that you receive at any time until the new option expires. If you are terminated by reason of company action and you ARE NOT eligible for retirement, you will have 90 days after the date of grant to exercise your new option. If your employment terminates by reason of death or disability, your new option will be exercisable for the remainder of the term.

     "Company action" refers to a force management program declared by us or a participating subsidiary, a sale of a business unit or portion of a business unit, or a transfer initiated by us or a participating subsidiary to:

     - a corporation, partnership, limited liability company or other business entity in which we have a direct or indirect equity interest and which does not constitute a subsidiary; or

     - to an outsourcing contractor engaged by us.

     A termination for "cause" occurs when an employee's action constitutes one of the following:

     - conviction (including a plea of guilty or nolo contendere) of a felony, or any crime of theft, dishonesty, or moral turpitude; or

     - a violation of our code of conduct, Business Guideposts; or

     - gross omission or gross dereliction of any statutory or common law duty to us or our participating subsidiary.

     "Retire" or "retirement" means termination of employment with Lucent or any subsidiary of Lucent under any of the following circumstances or entitlements:

     - eligibility for a Service Pension under the Lucent Retirement Income Plan as defined in such plan;

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

     - eligibility for a similar pension under any comparable plan or arrangement with Lucent or a subsidiary of Lucent;

     - you are at least age 50 with a minimum of 15 years of service with us at retirement (only for new grants made under the 1996 LTIP); or

     - the sum of your years of service with Lucent and your age at retirement equals or exceeds seventy-five.

Y. WHAT HAPPENS IF I ELECT TO PARTICIPATE IN THIS OFFER AND MY EMPLOYMENT WITH LUCENT TERMINATES AFTER MY NEW OPTION IS GRANTED?

     If your employment terminates after the new option is granted, your new option will be treated in accordance with the terms of your new option agreement.

Z. HOW DOES A LEAVE OF ABSENCE OR LEAVE FOR A SHORT TERM DISABILITY IMPACT THIS OFFER?

     If you are on a company-approved leave of absence (including a leave resulting from a short-term disability) at the time of this offer and/or on the grant date, and you comply with the other terms of this offer, you are eligible to participate. If you are on a company-initiated leave of absence under the Officer Severance Program, you are not eligible.

AA.  WILL YOU NOTIFY ME IF THIS OFFER CHANGES?

     If we decide to take any of the following actions or one of the events described in Section 12, entitled "Conditions to this Offer" of the offer to exchange occurs, we will notify, publish or otherwise inform you of such action in the manner described in Section 26, entitled "Notices," of the offer to exchange.

     - Increase or decrease the amount of consideration offered for the options you elected to exchange.

     - Decrease the number of options eligible to be exchanged in this offer.

     - Increase the number of options eligible to be exchanged by an amount that exceeds 2% of the shares issuable upon the exercise of the options that are subject to this offer immediately prior to the increase.

     - Make a material change in the information contained in the offer to exchange.

     - Extend the expiration of this offer.

     - Cancel this offer.

     If this offer is scheduled to expire at any time earlier than the 10th business day after (and including) the date that we first give notice of an increase or decrease in the amount of consideration, we will extend the time period during which this offer remains open for at least 10 business days following the publication, sending or giving of notice. In any case, if we decide to extend the expiration of this offer, you will be notified by 9:00 a.m. Eastern Time on the first business day following the previously scheduled date of expiration of this offer.

BB.  WHAT ARE THE CONDITIONS TO THIS OFFER AND GRANT OF NEW OPTIONS?

     This offer is not conditioned on a minimum number of option holders accepting this offer or a minimum number of options being exchanged. The offer is subject to a number of conditions with regard to events that could occur prior to the expiration of the offer or grant of new options.

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

These events include, among other things, a lawsuit challenging this offer, a change in accounting principles, and acts of terrorism that could affect the operation of our business.

CC.  IS THIS OFFER A STOCK RE-PRICING?

     No, we do not view this as a re-pricing. Under a stock option re-pricing, the grant price of your current options would be immediately lowered and there would be no new grant. In the case of this offer, there will be a cancellation of current options and a new option grant in at least six months and one day, for a smaller number of shares.

DD. WHY CAN'T I RECEIVE MY NEW OPTION IMMEDIATELY AFTER THE EXPIRATION DATE OF THIS OFFER?

     If we were to exchange outstanding options for the new option within the six month period after the cancellation of the outstanding options, we could be required to take a charge in our financial statements, which could reduce our earnings for as long as the new options are outstanding. This would create a risk of greater volatility that would adversely affect our earnings in the future.

EE. WHY DO I HAVE TO CANCEL MY OPTIONS GRANTED AFTER OCTOBER 21, 2001 IF I ELECT TO EXCHANGE ANY OPTIONS IN THIS OFFER?

     Under current accounting rules, options granted during the six month period before the date this offer commences and during the six month period after the option cancellation date could be viewed as replacement options for the canceled grants. As such, these recent option grants would receive the negative accounting treatment that an option re-pricing would receive. This means we could be required to take a charge in our financial statements, which could reduce our earnings and increase our earnings volatility for as long as the options are outstanding. That is also why we must wait more than six months after the options are canceled to grant the new options.

FF. IF I AM ELIGIBLE TO PARTICIPATE IN THIS OFFER, WHEN WILL I RECEIVE MY NEW OPTION?

     We expect to grant the new option on or about the first business day that is at least six months and one day after the date we cancel the options that you elect to exchange in this offer. If we cancel the exchanged options on May 23, 2002 (the day following the expiration date of this offer) as anticipated, we expect that the new option will not be granted until November 25, 2002 for all eligible employees, except eligible Belgium employees. However, if we extend the offer period, the new option will be granted on a later date. Except as described in the answer to Question X., above, you must be an eligible employee through the date of grant in order to be eligible to receive the new option. We expect to distribute the new option agreement to you within two months after the date of grant.

GG. IF I AM ELIGIBLE TO PARTICIPATE IN THIS OFFER, WILL I BE ELIGIBLE TO RECEIVE OTHER OPTION GRANTS BEFORE I RECEIVE MY NEW OPTION?

     No. If you are eligible to participate in this offer, whether you do so or not and whether or not you have eligible options, you will not receive any option grant before the date that we grant new options under this offer.

HH.  IF I PARTICIPATE, WHAT WILL HAPPEN TO THE OPTIONS THAT I EXCHANGE?

     The options you elect to exchange under this offer will be canceled on May 23, 2002, unless we extend the expiration of this offer. If we extend the expiration of this offer, the options you

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

elect to exchange will be canceled on the day following the expiration of this offer. You will keep any options that you do not elect to exchange.

     After this offer expires, we will cancel those options that you have properly elected to exchange and have not validly withdrawn before this offer expires. You will no longer have any rights under the options that we cancel.

II.  HOW WILL I KNOW THAT LUCENT HAS ACCEPTED MY OPTIONS FOR EXCHANGE?

     After we cancel the options you properly elected to exchange, we will promptly send you a Promise to Grant New Stock Option indicating the number of shares that we expect to be covered by your new option grant. When you receive this promise, you should carefully review it and immediately notify the Lucent Exchange Offer Support Center of any discrepancies that you find.

JJ.  WHEN WILL MY NEW OPTION VEST?

     Even if the options you exchange are partially or fully vested, the new option you receive will be unvested and will be subject to the following vesting schedule:

     - 0% of the new option grant will vest on the date of grant;

     - 20% of the new option grant will vest six months after the date of grant; and

     - 20% of the new option grant will vest every six months thereafter.

     Thus, two and one-half years after the date of grant, 100% of the new option grant will be vested.

     Special vesting rules may apply in the event of termination of employment.

KK.  WHEN WILL I BE ABLE TO EXERCISE MY NEW OPTION?

     In most countries, you may exercise any vested portion of your new option, on or after the day it vests and on or before its expiration date, unless your employment terminates earlier, in which case special rules apply. In France, certain option holders may not exercise their new options until the fourth anniversary of the grant date.

LL.  WHAT WILL BE THE TERM OF MY NEW OPTION AND WHEN WILL IT EXPIRE?

     Your new option will have a five-year term, unless your employment terminates earlier, in which case special rules apply. The term will expire at 11:59 p.m. Eastern Time, on the day before the fifth anniversary of the date of grant of the new option. For certain France employees, the new option has a six-year term, which will expire on the day before the sixth anniversary of the date of grant, unless their employment terminates earlier, in which case special rules apply. The new option has a longer term for France employees because in France it may not be exercised until the fourth anniversary of the grant date. For example, if we grant the new options on November 25, 2002, then the new options will expire on November 24, 2007, except for France employees, whose new options will expire on November 24, 2008. Different dates of the option grant and expiration will apply to eligible Belgium employees.

     The new option granted under this offer will have a five-year term, which may be a shorter term than the options you currently hold. The expiration dates of options you currently hold may be before or after the expiration date of the new options.

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

MM. IF I ELECT TO EXCHANGE, DO I HAVE TO GIVE UP VESTED OPTIONS FOR A NEW UNVESTED OPTION?

     Yes, if you exchange vested options. The purpose of this offer is to motivate and retain our current eligible employees. We believe that a new grant with a re-commencement of vesting is appropriate to achieve this purpose.

NN.  WILL MY NEW OPTIONS BE INCENTIVE STOCK OPTIONS OR NON-STATUTORY STOCK
     OPTIONS?

     If you are an eligible United States employee you may currently hold "incentive stock options" which are intended to qualify for favorable treatment for United States federal income tax purposes, as well as "non-statutory stock options" that do not qualify for such favorable tax treatment. Regardless of whether your canceled stock options were incentive stock options or non-statutory stock options, your new option will be a non-statutory stock option. Generally, income realized in connection with the exercise of incentive stock options, which you may decide to cancel, may be eligible under certain circumstances for capital gains tax treatment. The options that will be issued on the date of grant will be non-statutory stock options and any income realized in connection with the exercise of them will not be eligible for capital gains tax treatment, but rather will be subject to tax as ordinary income to the extent that the fair market value of a share of Lucent common stock on the exercise date exceeds the grant price. Eligible non-United States employees will also receive non-statutory stock options which are granted either under the 1996 LTIP, the 1997 LTIP or the relevant subplan.

     WE RECOMMEND THAT YOU CONSULT YOUR OWN TAX ADVISOR (AT YOUR OWN EXPENSE) TO DETERMINE THE TAX CONSEQUENCES OF ELECTING TO EXCHANGE OPTIONS PURSUANT TO THIS OFFER.

OO. HOW WILL THE PLANNED SPIN-OFF OF AGERE SYSTEMS INC. AFFECT THE OPTIONS THAT I DO NOT EXCHANGE?

     Any options that are not exchanged will be adjusted upon the spin-off of Agere Systems Inc. if they:

     - were granted on or after February 21, 2001; or

     - have a grant price of less than $12.14 per share.

     If we spin off Agere after the date of grant, we will make an adjustment to the number of shares that are subject to, and the applicable grant price of, the options described above.

PP. WHAT HAPPENS IF THE FAIR MARKET VALUE OF LUCENT COMMON STOCK ON THE DATE OF GRANT OF THE NEW OPTIONS IS HIGHER THAN THE GRANT PRICE OF THE CANCELED OPTIONS?

     There is the possibility that the fair market value of Lucent common stock on the date of grant will be higher than the grant price of your canceled options. In that event, the new option you will be granted in exchange for the canceled options will have a higher grant price than the old options you will have had canceled.

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

QQ.  WILL I HAVE TO PAY TAXES IF I ELECT TO EXCHANGE?

     The tax consequences will depend on the countries in which you are subject to taxation.

     If you are an eligible United States employee, neither the cancellation of your old options, whether incentive stock options or non-statutory stock options, nor your receipt of your new option should give rise to a taxable event for you for United States federal income tax purposes. If you are a United States citizen working outside the United States, please consult the Appendices to this offer and your own tax advisor (at your own expense) for the tax consequences in your jurisdiction.

     WE RECOMMEND THAT BOTH ELIGIBLE UNITED STATES EMPLOYEES AND ELIGIBLE NON-UNITED STATES EMPLOYEES CONSULT WITH THEIR OWN TAX ADVISOR (AT THEIR OWN EXPENSE) TO DETERMINE THE TAX AND SOCIAL INSURANCE CONSEQUENCES OF ELECTING TO EXCHANGE OPTIONS PURSUANT TO THIS OFFER. WE URGE ALL EMPLOYEES TO READ THE FULL TEXT OF THIS OFFER TO EXCHANGE FOR AN ADDITIONAL DISCUSSION OF THE POTENTIAL TAX CONSEQUENCES.

RR.  WHAT IF LUCENT ENTERS INTO A MERGER OR OTHER SIMILAR TRANSACTION?

     In the event there is a sale of all or substantially all of our assets, or a merger in which Lucent is not the surviving entity, and such transaction occurs before the new options are granted pursuant to this offer, the surviving entity would be obligated to honor any Promises to Grant New Stock Option; however, you might receive options to purchase the common stock of a successor to our company rather than an option to purchase shares of Lucent stock. In such a merger or similar transaction, we would anticipate that you would receive that number of options in the successor or such other consideration that you would have been entitled to receive in exchange for the new option you would receive under this offer as adjusted by us or our successor in our or its discretion to reflect the terms and exchange ratios of the transaction. If you receive options to purchase the successor company's common stock, the grant price of those options could be equal to the fair market value of that company's stock on the date of grant, which would remain at least six months and one day after the date that we cancel the options you provided for exchange.

SS.  WHAT DO OUR COMPANY MANAGEMENT AND OUR BOARD OF DIRECTORS THINK OF THIS
     OFFER?

     Although our management has proposed this option exchange to our board of directors and our board has approved this offer, neither the board nor we are making any recommendations as to whether you should accept or reject this offer. The decision to accept or reject this offer is an individual one that should be based on a variety of factors. You should consult with your personal advisors (at your own expense) if you have questions about your financial, legal or tax situation.

TT.  TO WHOM CAN I TALK IF I HAVE QUESTIONS ABOUT THIS OFFER?

     The information contained in this offer about Lucent should be read together with the information contained in the documents to which we have referred you. You should rely only on the information contained in this document or to documents to which we have referred you. We have not authorized any person either inside or outside of Lucent to interpret this offer or to make any representation or recommendation on our behalf in connection with this offer. For assistance, you should contact the Lucent Exchange Offer Support Center.

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